Exhibit 99.1

FOR IMMEDIATE RELEASE

SAFEWAY INC. ANNOUNCES

FIRST QUARTER

2010 RESULTS

Safeway Reaffirms Full Year Guidance

Contact: Melissa Plaisance (925) 467-3136

Christiane Pelz (925) 467-3832

Pleasanton, CA – April 29, 2010

Results From Operations

Safeway Inc. today reported net income of $96.0 million ($0.25 per diluted share) for the first quarter of 2010 compared to $144.2 million ($0.34 per diluted share) for the first quarter of 2009.

“Our first quarter results were in line with our expectations, and we are reaffirming our earnings per share guidance for 2010 of $1.65 to $1.85,” said Steve Burd, Chairman, President and CEO. “We are encouraged by our volume trends in the first quarter of 2010 compared to the fourth quarter of 2009, and the trends have improved in the second quarter of 2010. We believe we will continue to see positive trends in the second half of the year as the economy improves, deflation subsides and consumer confidence builds.”

Sales and Other Revenue

Total sales increased to $9.3 billion in the first quarter of 2010 compared to $9.2 billion in the first quarter of 2009. This increase was the result of a higher Canadian exchange rate and higher fuel sales, partly offset by a 3.1% decline in identical-store sales, excluding fuel.

Gross Profit

Gross profit declined 31 basis points to 28.41% of sales in the first quarter of 2010 compared to 28.72% of sales in the first quarter of 2009. Excluding the 26 basis point impact from fuel sales, gross profit declined five basis points. This decline was largely the result of increased advertising, partly offset by changes in product mix and improved shrink.

Operating and Administrative Expense

Operating and administrative expense increased 44 basis points to 26.11% of sales in the first quarter of 2010 from 25.67% of sales in the first quarter of 2009. Excluding the 39 basis point impact of higher fuel sales in the first quarter of 2010, operating and administrative expense margin increased 83 basis points. This increase was largely the result of both deflation and volume declines. The largest cost increases came from wages, benefits and property retirement and impairment charges.

Interest Expense

Interest expense declined to $69.7 million in the first quarter of 2010 from $78.2 million in the first quarter of 2009 due to lower average borrowings and lower average interest rates.

Income Taxes

Income tax expense was 35.3% of pre-tax income in the first quarter of 2010 compared to 29.5% in the first quarter of 2009. The income tax rate in 2009 was lower due to the favorable resolution of tax matters.

Guidance

Safeway is reaffirming guidance for the year of $1.65 to $1.85 earnings per diluted share, non-fuel ID sales growth of 0% to 1%, operating profit margin change of negative 10 to positive five basis points, cash capital expenditures of approximately $0.9 to $1.0 billion and free cash flow of $0.9 to $1.1 billion.

Stock Repurchases

During the first quarter of 2010, Safeway purchased 4.0 million shares of its common stock at an average price of $24.78 per share and a total cost of $99.2 million (including commissions). The remaining board authorization for stock repurchases at quarter-end was approximately $1.2 billion.

Capital Expenditures

Safeway invested $192.6 million in capital expenditures in the first quarter of 2010. The company completed nine Lifestyle remodels and closed 13 stores. For the year, Safeway plans to invest $0.9 to $1.0 billion in capital expenditures, open 20 new Lifestyle stores and complete 80 Lifestyle remodels.

Cash Flow

Net cash flow used by operating activities was $242.0 million in the first quarter of 2010 compared to $151.0 million in the first quarter of 2009. This was primarily due to a greater decline in third-party gift card payables, net of receivables, in the first quarter of 2010 compared to the first quarter of 2009. Cash from the sale of third-party gift cards is held for a short period of time and then remitted, less Safeway’s commissions, to card partners. Excluding the effect of these third-party gift cards, cash flow from operating activities improved to $134.3 million in the first quarter of 2010 from $66.1 million in the first quarter of 2009.

Net cash flow used by investing activities declined to $192.7 million in the first quarter of 2010 from $252.8 million in the first quarter of 2009 because of reduced capital expenditures.

Net cash flow provided by financing activities increased to $416.3 million in the first quarter of 2010 from $131.0 million in the first quarter of 2009 due primarily to a net increase in borrowings.

About Safeway

Safeway Inc. is a Fortune 100 company and one of the largest food and drug retailers in North America based on sales. The company operates 1,712 stores in the United States and Canada. The company’s common stock is traded on the New York Stock Exchange under the symbol SWY.

Safeway Conference Call

Safeway’s investor conference call discussing first quarter results will be broadcast live over the internet at www.safeway.com/investor_relations at 8:00 a.m. PT on April 29, 2010. Click on Webcast Events to access the call. A replay will be available via webcast for approximately one week following the conference call.

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This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, estimates of diluted earnings per share, volume trends, sales growth, capital expenditures, free cash flow, Lifestyle stores and financial and operating results. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “plans,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: general business and economic conditions in our operating regions, including the rate of inflation or deflation, consumer spending levels, currency valuations, population, employment and job growth and/or losses in our markets; pricing pressures and competitive factors, which could include pricing strategies, store openings, remodels or acquisitions by our competitors; results of our programs to control or reduce costs, improve buying practices and control shrink; results of our programs to increase sales; results of our continuing efforts to expand corporate brands; results of our programs to improve our perishables departments; results of our promotional programs; results of our capital program; results of our efforts to improve working capital; results of any ongoing litigation in which we are involved or any litigation in which we may become involved; the resolution of uncertain tax positions; the ability to achieve satisfactory operating results in all geographic areas where we operate; changes in the financial performance of our equity investments; labor costs, including benefit plan costs and severance payments, or labor disputes that may arise from time to time and work stoppages that could occur in areas where certain collective bargaining agreements have expired or are on indefinite extensions or are scheduled to expire in the near future; failure to fully realize or delay in realizing growth prospects for new business ventures, including Blackhawk Network Holdings, Inc. (“Blackhawk”); legislative, regulatory, tax, accounting or judicial developments, including with respect to Blackhawk; the cost and stability of fuel, energy and other power sources; the impact of the cost of fuel on gross margin and identical-store sales; discount rates used in actuarial calculations for pension obligations and self-insurance reserves; the rate of return on our pension assets; the availability and terms of financing, including interest rates and our ability to issue commercial paper or public debt or to borrow under our lines of credit as a result of current financial market conditions; adverse developments with regard to food and drug safety and quality issues or concerns that may arise; loss of a key member of senior management; data security or other information technology issues that may arise; unanticipated events or changes in real estate matters, including acquisitions, dispositions and impairments; adverse weather conditions and effects from natural disasters; performance in new business ventures or other opportunities that we pursue, including Blackhawk; and the capital investment in and financial results from our Lifestyle stores. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so. Please refer to our reports and filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and subsequent Current Reports on Form 8-K, for a further discussion of these risks and uncertainties.

SAFEWAY INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per-share amounts)

(Unaudited)

	12 Weeks Ended March 27, 2010	12 Weeks Ended March 28, 2009
Sales and other revenue	$9,327.1	$9,236.4

Cost of goods sold	(6,677.5)	(6,583.5)

Gross profit	2,649.6	2,652.9
Operating and administrative expense	(2,435.1)	(2,371.4)

Operating profit	214.5	281.5

Interest expense	(69.7)	(78.2)

Other income, net	3.3	1.2

Income before income taxes	148.1	204.5

Income taxes	(52.3)	(60.3)

Net income before allocation to noncontrolling interests	95.8	144.2

Add: noncontrolling interests	0.2	—

Net income attributable to Safeway Inc.	$96.0	$144.2

Income per common share attributable to Safeway Inc.:
Basic income per share	$0.25	$0.34

Diluted income per share	$0.25	$0.34

Weighted average shares outstanding:
Basic	387.8	428.0

Diluted	390.0	429.2

SAFEWAY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except per-share amounts)

(Unaudited)

	March 27, 2010	Year-end 2009
ASSETS

Current assets:
Cash and equivalents	$458.5	$471.5
Receivables	419.8	522.4
Merchandise inventories	2,705.2	2,508.9
Prepaid expense and other current assets	320.9	322.5

Total current assets	3,904.4	3,825.3
Total property, net	10,180.3	10,282.7

Goodwill	428.4	426.6
Investment in unconsolidated affiliate	172.9	169.9
Other assets	271.4	259.1

Total assets	$14,957.4	$14,963.6

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current maturities of notes and debentures	$1,008.8	$509.2
Current obligations under capital leases	31.8	31.6
Accounts payable	1,967.9	2,458.9
Accrued salaries and wages	419.3	426.8
Deferred income taxes	103.2	103.1
Other accrued liabilities	579.7	708.2

Total current liabilities	4,110.7	4,237.8

Long-term debt:
Notes and debentures	3,888.9	3,874.3
Obligations under capital leases	480.1	486.6

Total long-term debt	4,369.0	4,360.9
Deferred income taxes	167.5	150.5
Pension and postretirement benefit obligations	644.5	635.4
Accrued claims and other liabilities	648.7	632.6

Total liabilities	9,940.4	10,017.2

Stockholders’ equity
Common stock: par value $0.01 per share; 1,500 shares authorized; 596.6 and 592.6 shares issued	6.0	5.9
Additional paid-in capital	4,278.6	4,212.4
Treasury stock at cost; 208.4 and 204.3 shares	(5,761.6)	(5,661.8)
Accumulated other comprehensive income (loss)	30.5	(13.8)
Retained earnings	6,460.9	6,403.7

Total Safeway Inc. equity	5,014.4	4,946.4
Noncontrolling interests	2.6	—

Total equity	5,017.0	4,946.4

Total liabilities and stockholders’ equity	$14,957.4	$14,963.6

SAFEWAY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	12 Weeks Ended
	March 27, 2010	March 28, 2009
OPERATING ACTIVITIES
Net income before allocation to noncontrolling interests	$95.8	$144.2
Add loss attributable to noncontrolling interests	0.2	—
Reconciliation to net cash flow used by operating activities:
Depreciation expense	269.0	264.4
Property impairment charges	17.4	11.1
Share-based employee compensation	14.1	14.7
Excess tax benefit from exercise of stock options	(0.5)	—
LIFO expense	—	1.4
Equity in earnings of unconsolidated affiliate	(3.0)	(0.2)
Net pension and post-retirement benefit expense	29.8	33.6
Contributions to pension and post-retirement plans	(4.4)	(6.5)
Loss on property retirements and lease exit costs, net	11.0	6.3
Increase (decrease) in accrued claims and other liabilities	16.4	(2.4)
Amortization of deferred finance costs	1.1	1.2
Deferred income taxes	—	3.4
Other	3.4	(0.8)
Changes in working capital items:
Receivables	27.1	24.0
Inventories at FIFO cost	(187.2)	(163.2)
Prepaid expenses and other current assets	(31.7)	(44.2)
Income taxes	21.2	30.6
Payables and accruals	(145.4)	(251.5)
Payables related to third-party gift cards, net of receivables	(376.3)	(217.1)

Net cash flow used by operating activities	(242.0)	(151.0)

INVESTING ACTIVITIES
Cash paid for property additions	(192.6)	(243.5)
Proceeds from sales of property	12.2	1.1
Other	(12.3)	(10.4)

Net cash flow used by investing activities	(192.7)	(252.8)

FINANCING ACTIVITIES
Additions to short-term borrowings, net	—	0.1
Payments on short-term borrowings, net	(0.2)	—
Additions to long-term borrowings	504.9	517.2
Payments on long-term borrowings	(7.7)	(286.7)
Purchase of treasury stock	(99.2)	(64.5)
Dividends paid	(38.8)	(35.6)
Net proceeds from exercise of stock options	57.3	0.6
Excess tax benefit from exercise of stock options	0.5	—
Other	(0.5)	(0.1)

Net cash flow provided by financing activities	416.3	131.0

Effect of changes in exchange rate on cash	5.4	2.4

Decrease in cash and equivalents	(13.0)	(270.4)

CASH AND EQUIVALENTS
Beginning of period	471.5	382.8

End of period	$458.5	$112.4

SAFEWAY INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

(Dollars in millions)

(Unaudited)

TABLE 1: CAPITAL EXPENDITURES AND OTHER STATISTICAL DATA

	12 Weeks Ended
	March 27, 2010	March 28, 2009
Cash capital expenditures	$192.6	$243.5
Stores opened	—	1
Stores closed	13	3
Lifestyle remodels completed	9	10
Stores at end of period	1,712	1,737
Square footage (in millions)	79.5	80.4

Fuel sales	$649.5	$504.5
Number of fuel stations at end of period	388	384
Increase (decrease) in sales from change in Canadian exchange rate	$236.1	$(301.5)

TABLE 2: RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA

	(A+B-C) Rolling Four Quarters March 27, 2010		A Year Ended January 2, 2010	B 12 Weeks Ended March 27, 2010	C 12 Weeks Ended March 28, 2009
Net (loss) income attributable to Safeway Inc.	$(1,145.7)		$(1,097.5)	$96.0	$144.2
Add (subtract):
Income taxes	136.2		144.2	52.3	60.3
Interest expense	323.2		331.7	69.7	78.2
Depreciation	1,175.8		1,171.2	269.0	264.4
Goodwill impairment charge	1,974.2		1,974.2	—	—
LIFO (income) expense	(36.6)		(35.2)	—	1.4
Share-based employee compensation	61.1		61.7	14.1	14.7
Property impairment charges	80.0		73.7	17.4	11.1
Equity in earnings of unconsolidated affiliate	(11.3)		(8.5)	(3.0)	(0.2)
Dividend from unconsolidated affiliate	5.8		5.8	—	—

Adjusted EBITDA	$2,562.7		$2,621.3	$515.5	$574.1

Total debt at March 27, 2010	$5,409.6
Less cash and equivalents in excess of $75.0 at March 27, 2010	383.5

Adjusted Debt	$5,026.1

Adjusted EBITDA as a multiple of interest expense	7.93	x
Minimum Adjusted EBITDA as a multiple of interest expense under bank credit agreement	2.00	x

Adjusted Debt to Adjusted EBITDA	1.96	x
Maximum Adjusted Debt to Adjusted EBITDA under bank credit agreement	3.50	x

SAFEWAY INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

(Dollars in millions)

(Unaudited)

TABLE 3: RECONCILIATION OF NET CASH FLOW FROM OPERATING ACTIVITIES TO ADJUSTED EBITDA

	(A+B-C) Rolling Four Quarters March 27, 2010	A Year Ended January 2, 2010	B 12 Weeks Ended March 27, 2010	C 12 Weeks Ended March 28, 2009
Net cash flow provided (used) by operating activities	$2,458.7	$2,549.7	$(242.0)	$(151.0)
Add (subtract):
Income taxes	136.2	144.2	52.3	60.3
Interest expense	323.2	331.7	69.7	78.2
Amortization of deferred finance costs	(4.7)	(4.8)	(1.1)	(1.2)
Excess tax benefit from exercise of stock options	0.6	0.1	0.5	—
Deferred income taxes	145.5	142.1	—	(3.4)
Net pension and post-retirement benefit expense	(136.4)	(140.2)	(29.8)	(33.6)
Contributions to pension and post-retirement plans	22.3	24.4	4.4	6.5
Accrued claims and other liabilities	15.6	34.4	(16.4)	2.4
Loss on property retirements and lease exit costs	(17.4)	(12.7)	(11.0)	(6.3)
Dividend received from unconsolidated affiliate	5.8	5.8	—	—
Changes in working capital items	(355.8)	(426.7)	692.3	621.4
Other	(30.9)	(26.7)	(3.4)	0.8

Adjusted EBITDA	$2,562.7	$2,621.3	$515.5	$574.1

TABLE 4: RECONCILIATION OF GAAP CASH FLOW MEASURE TO FREE CASH FLOW*

	12 Weeks Ended		Forecasted Range Fiscal 2010
	March 27, 2010	March 28, 2009
Net cash flow used by operating activities, as reported	$(242.0)	$(151.0)
Decrease in payables related to third-party gift cards, net of receivables	376.3	217.1

Net cash flow from operating activities, as adjusted	134.3	66.1	$1,950.0	$2,050.0
Net cash flow used by investing activities	(192.7)	(252.8)	(1,050.0)	(950.0)

Free cash flow	$(58.4)	$(186.7)	$900.0	$1,100.0

*	Excludes cash flow from payables related to third-party gift cards, net of receivables. Cash from the sale of third-party gift cards is held for a short period of time and then remitted, less Safeway’s commission, to card partners. Because this cash flow is temporary it is not available for other uses, and is therefore excluded from the company’s calculation of free cash flow.

TABLE 5: SAME-STORE SALES

	First Quarter 2010
	Comparable- Store Sales Decreases	Identical- Store Sales Decreases*
As reported	-1.4%	-1.4%
Excluding fuel sales	-3.1%	-3.1%

*	Excludes replacement stores.